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Exhibit 99.1

CORPUS CHRISTI BANCSHARES, INC.
PROXY FOR
SPECIAL MEETING OF STOCKHOLDERS

        This proxy is solicited on behalf of the Board of Directors of Corpus Christi Bancshares, Inc. The undersigned stockholder of Corpus Christi Bancshares, Inc., a Texas corporation ("Corpus Christi"), hereby appoints Bernard A Paulson and Orlando S. Leal, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Corpus Christi that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Corpus Christi to be held on                        , 2002 at            , a.m., local time, at the offices of Corpus Christi, 555 North Carancahua, Suite 100, Corpus Christi, Texas 78478, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated                        , 2002:

  (1)
  Proposal to approve the merger of Corpus Christi with and into Texas Regional Delaware, Inc. ("TRD"), a wholly-owned subsidiary of Texas Regional and to approve and adopt the Agreement and Plan of Reorganization, dated as of October 10, 2002, between Corpus Christi and Texas Regional Bancshares, Inc. ("Texas Regional"), relating to the merger. Approval of this Proposal 1 also constitutes your consent to and approval of the appointment of Bernard A. Paulson as the shareholder representative to act on behalf of the shareholder to facilitate consummation of the transaction and for the other purposes set forth in the Agreement.

                                ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

  (2)
  To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" Proposal 1. Receipt of the Joint Proxy Statement/Prospectus dated                        , 2002, is hereby acknowledged.

Signature of Stockholder(s)
Please sign name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.
Date:	, 2002

PLEASE MARK, SIGN, DATE AND RETURN
USING THE ENCLOSED ENVELOPE.

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  Exhibit 99.1
CORPUS CHRISTI BANCSHARES, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS